As filed with the Securities and Exchange Commission on October 13, 2006

                                                    Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SOUTHERN UNION COMPANY
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	75-0571592 (I.R.S. Employer Identification No.)

5444 Westheimer Road
Houston, Texas 77056
(713) 989-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Monica M. Gaudiosi, Esq.
Senior Vice President, Associate General Counsel
5444 Westheimer Road
Houston, Texas 77056
(713) 989-7567
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David J. Lavan, Esq.
Fleischman and Walsh, L.L.P.
1919 Pennsylvania Avenue, N.W., Suite 600
Washington, DC 20006
(202) 939-7900

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box:

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Debt securities;
Common stock, par value $1.00;
Preferred stock, no par value,
Warrants to purchase debt securities, common stock and preferred stock;
Securities Purchase Contracts; Securities Purchase Units; and Depositary Shares;
All securities of Southern Union Company

(1)
An indeterminate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r), except that a registration fee of $121,358 was previously paid in connection with the Registration Statement on Form S-3 (No. 333-113757) filed by the Registrant on March 19, 2004, of which $27,850.24 remains unutilized and will be offset against any fees due pursuant to this Registration Statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

PROSPECTUS

SOUTHERN UNION COMPANY

Debt Securities; Common Stock; Preferred Stock;
Warrants to Purchase Debt Securities, Common Stock and Preferred Stock;
Securities Purchase Contracts; Securities Purchase Units; and Depositary Shares

We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement to this prospectus that contains specific information about the offering and the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the method and terms of the related offering.

Southern Union Company may offer and sell the following securities:

•	debt securities;
•	common stock;
•	preferred stock;
•	warrants to purchase debt securities, common stock and preferred stock;
•	securities purchase contracts and securities purchase units; and
•	depositary shares.

The common stock of Southern Union Company is listed for trading on the New York Stock Exchange under the ticker symbol “SUG.” Our principal executive offices are located at 5444 Westheimer Road, Houston, Texas 77056, and our telephone number is (713) 989-2000.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 3.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale. See “Plan of Distribution.”
This prospectus is dated _____ __, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable:

•	the terms of the securities offered;

•	the initial public offering price;

•	the price paid for the securities;

•	the net offering proceeds; and

•	the other specific terms related to the offering of the offered securities.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate and complete as of any date other than the date on the front cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean Southern Union Company and its subsidiaries, and all references in this prospectus to “our common stock,” “our stock” or “Company stock” refer only to the common stock, references to “our preferred stock” refer only to the preferred stock, and references to “our securities” refer only to the securities, of Southern Union Company. References to “Southern Union” refer only to Southern Union Company and not any of its subsidiaries.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains some forward-looking statements that set forth anticipated results based on our management’s plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public as well as oral forward-looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated products, expenses, interest rates, the outcome of contingencies, such as legal proceedings, and financial results.

We cannot guarantee that any forward-looking statement will be realized, although our management believes that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements.

We undertake no obligation publicly to update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management thinks could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov or from our Internet site at http://www.sug.com. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our Internet site at http://www.sug.com. However, the information on our Internet site is not a part of, and is not incorporated into, this prospectus.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 (or former Item 9 or Item 12) of any Current Report on Form 8-K.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

•	Definitive Proxy Statement for the 2006 annual meeting of shareholders;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006;

•	Current Report on Form 8-K filed on January 30, 2006;

•	Current Report on Form 8-K filed on February 17, 2006;

•	Current Report on Form 8-K filed on March 6, 2006;

•	Current Report on Form 8-K filed on March 17, 2006;

•	Current Report on Form 8-K filed on May 8, 2006;

•	Current Report on Form 8-K/A filed on May 17, 2006;

•	Current Report on Form 8-K filed on July 17, 2006;

•	Current Report on Form 8-K/A filed on August 9, 2006;

•	Current Report on Form 8-K/A filed on August 10, 2006;

•	Current Report on Form 8-K filed on August 30, 2006;

•	Current Report on Form 8-K filed on September 18, 2006; and

•	The description of our common stock and our preferred stock contained in our registration statement filed under the Exchange Act, including all amendments and reports updating that description.

You may request a copy of these filings (other than exhibits to such filings, unless the exhibits are specifically incorporated by reference in such filings) at no cost to you by calling (713) 989-2000 or writing to the following address:

Southern Union Company
5444 Westheimer Road
Houston, Texas 77056
Attn: Investor Relations

ABOUT SOUTHERN UNION

We are engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas and own and operate both regulated and unregulated assets. Through our wholly-owned subsidiary, Panhandle Eastern Pipe Line Company, LP, and its subsidiaries (collectively, “Panhandle Energy”), we own and operate interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes regions. Panhandle Energy also owns and operates a liquefied natural gas (“LNG”) import terminal, located on Louisiana’s Gulf Coast, which is one of the largest operating LNG facilities in North America. Through our investment in CCE Holdings, LLC, we have an interest in and operate Transwestern Pipeline Company and Florida Gas Transmission Company, interstate pipeline companies that transport natural gas from producing areas in western Texas, Colorado and New Mexico to markets throughout the Southwest and to California, and from producing areas along the Gulf Coast and in the Gulf of Mexico to Florida. Through our wholly-owned subsidiary, Southern Union Gas Services, Ltd., we own and operate approximately 4,600 miles of pipelines and are engaged in the gathering, transmission, treating, processing and redelivery of natural gas and natural gas liquids in Texas and New Mexico. Through our two regulated utility divisions - Missouri Gas Energy and New England Gas Company - we serve natural gas end-user customers in Missouri and Massachusetts.

We were incorporated in 1932 in the state of Delaware. Our principal offices are located at 5444 Westheimer Road, Houston, Texas 77056. Our telephone number is (713) 989-2000, and our website can be accessed at http://www.sug.com. Information contained in our website does not constitute part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the information under the heading “Risk Factors” in the following documents before investing in any of our securities:

•	any prospectus supplement relating to any securities we are offering;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated by reference into this prospectus;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ending on March 31, 2006 and June 30, 2006, which are incorporated by reference into this prospectus;

•	our Current Report on Form 8-K dated July 17, 2006, which is incorporated by reference into this prospectus; and

•	documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds received by Southern Union from the sale of securities offered by this prospectus will be used to repay debt, to fund acquisitions and for general corporate purposes. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for Southern Union:

•
on a historical basis for each of the four fiscal years in the period ended June 30, 2004, for the six-month period ended December 31, 2004, for the year ended December 31, 2005, and for the six-month period ended June 30, 2006; and

•	on a pro forma basis, for the six-month period ended June 30, 2006, giving effect to the following, as if they all had occurred on January 1, 2006:

o	the acquisition of the Sid Richardson assets and related financings; and

o
the sales of the assets of our PG Energy natural gas distribution division and the Rhode Island assets of our New England Gas Company natural gas distribution division and the application of $1.046 billion of net proceeds from those sales to reduce the indebtedness outstanding under our bridge loan facility, which we incurred to fund our acquisition of the Sid Richardson assets.

For the purpose of calculating such ratios, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense, amortization of debt discount or premiums and an estimate of interest implicit in rentals.

	Pro Forma Six Months Ended June 30, 2006	Six Months Ended June 30, 2006	Year Ended December 31, 2005	Six Months Ended December 31, 2004	Year Ended June 30,
					2004	2003	2002	2001

Ratio of Earnings to Fixed Charges	2.56	2.19	2.43	1.25	1.80	(a)	(a)	(a)

(a)
The earnings were inadequate to cover fixed charges by approximately $14.4 million, $78.6 million and $460,000 for the years ended June 30, 2003, 2002 and 2001, respectively. In accordance with U.S. generally accepted accounting principles, we did not allocate interest expense or other corporate costs to discontinued operations for any periods presented (except where the underlying debt was assumed by the buyers of these operations), resulting in the recognition of losses from continuing operations for the years ended June 30, 2003, 2002 and 2001. All outstanding debt of Southern Union Company and its subsidiaries, other than Panhandle Energy, is maintained at Southern Union.

DESCRIPTION OF THE SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security being offered by the respective prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to the following:

•	the indenture between Southern Union and JP Morgan Chase Bank N.A., as trustee, relating to the issuance of each series of senior debt securities by Southern Union (the “senior indenture”); and

•
the indenture between Southern Union and JP Morgan Chase Bank N.A., as trustee, relating to the issuance of each series of subordinated debt securities by Southern Union (the “subordinated indenture”).

Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

DESCRIPTION OF DEBT SECURITIES

General

This section describes the general terms of the debt securities that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each class of debt security. The accompanying prospectus supplement may add, update or change the terms and conditions of the debt securities as described in this prospectus. In addition, we refer you to the description under the caption “Description of Subordinated Debt Securities” for additional details regarding the terms and conditions that may apply to any subordinated debt securities that we may offer.

The debt securities may be issued as either senior debt securities or subordinated debt securities. The senior debt securities will be governed by the senior indenture, and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives Southern Union Company broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the prospectus supplement relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. Whenever we refer to defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. Keep in mind that it is the indenture pursuant to which the debt securities you purchase are issued and not this summary that defines your rights. There may be other provisions that are not described in this summary which also are important to you. Each indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the indentures.

Issuance in Series

Southern Union may issue an unlimited amount of debt securities under the indentures in one or more series. Southern Union is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of Southern Union will be unsecured obligations of the Company.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of Southern Union or in one or more officers’ certificates of Southern Union pursuant to a supplemental indenture or a board resolution, both of which will be made publicly available in a filing we will make with the SEC with respect to any offering of debt securities.

Ranking

The senior debt securities will be the Company’s unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all of the Company’s other unsecured and unsubordinated debt, except that the senior debt securities will be senior in right of payment to any subordinated indebtedness of the Company which states in its terms that it is subordinate to the senior debt securities. As a result, holders of senior debt securities have priority over holders of subordinated indebtedness with respect to the right to payment by the Company. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to our prior payment in full of our senior debt, to the extent and in the manner set forth under the caption “—Subordination” below and as may be set forth in a prospectus supplement from time to time. The debt securities are obligations of Southern Union exclusively, and are not the obligations of any of our subsidiaries.

Denominations

The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or in multiples of $1,000 or such lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities, or in bearer form of $5,000 each, or in global form.

Covenants

Under the indentures, we will:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

The indentures provide that Southern Union will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of its subsidiaries to convey, transfer or lease, all or substantially all of our properties and assets on a consolidated basis to any entity, unless Southern Union is the continuing corporation or:

•	such corporation or entity assumes by supplemental indenture all of Southern Union’s obligations under the debt securities and the respective indentures;

•	no default or event of default is existing immediately after the transaction;

•
the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia; and

•	certain other conditions are met.

Liens

Pursuant to the indentures, Southern Union will not, and will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by Southern Union or any of its subsidiaries, and Southern Union will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called “restricted securities”), unless:

•
in the case of new debt that is expressly by its terms subordinate or junior in right of payment to the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the applicable series of debt securities; or

•
in the case of liens securing new debt that is ranked equally with the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such debt securities may be junior to any lien on our accounts receivable, inventory and related contract rights securing debt under our revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

(1) liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

(2) liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

(3) liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost (subject to certain limitations);

(4) liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

(5) liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

(6) liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20 percent of our Consolidated Net Tangible Assets (as defined under “Terms Described in the Indentures” below);

(7) liens that secure debt owing by a subsidiary to Southern Union or another subsidiary;

(8)	liens that secure senior indebtedness or any part thereof; and

(9)	any extension, renewal, substitution or replacement, in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

(a) such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

(b) in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

If we give a guarantee that is secured by a lien on any property or assets or restricted securities, or we create a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that we have created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Limitation on Sale and Leaseback Transactions

The indentures also provide that we will not, nor will we permit any of our subsidiaries to, engage in a sale-leaseback transaction, unless:

(1) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

(2) Southern Union or any of its subsidiaries, within 180 days after such sale-leaseback transaction, apply or cause to be applied an amount equal to the greater of the net sale proceeds from such sale-leaseback transaction or the fair market value of the property sold and leased back at the time of the transaction to the repayment, redemption or retirement of its short-term funded debt or funded debt of any such subsidiary (which amount may be reduced under certain circumstances); or

(3) the Attributable Debt (as defined below under “Terms Described in the Indentures”) from such sale-leaseback transaction (after giving pro forma effect thereto), together with all other sale and leaseback transactions entered into after the date of the first issuance by us of debt securities pursuant to the indenture other than sale-leaseback transactions permitted by clauses (1) and (2) above does not exceed 20 percent of our Consolidated Net Tangible Assets (as defined below under “Terms Described in the Indentures” below).

Events of Default

The indentures provide that any one of the following events is an event of default:

•	failure to pay any interest or any additional amounts due on any debt security, or of any coupon, for 30 days;

•	failure to pay the principal of or any premium on any debt security when due, whether at maturity, upon redemption, by declaration or otherwise;

•	failure to make any sinking fund payment when due (if applicable);

•
failure to perform any other covenant or agreement in the indenture which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25 percent of the outstanding debt securities of that series;

•	cross-acceleration of our other debt in excess of ten percent of our consolidated net worth;

•	certain events in any bankruptcy, insolvency or reorganization of Southern Union or its assets; or

•	any other event of default listed in the indenture for debt securities of that series.

    We are required to file annually with the trustee an officer’s certificate as to Southern Union compliance with all conditions and covenants under the indentures. The indentures permit the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of debt securities to do so.

If an event of default, other than events with respect to Southern Union’s bankruptcy, insolvency and reorganization, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25 percent in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization, causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the trustee or any holder.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of such series (other than duties listed in the indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders’ request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series and any related coupons (or in the case of an event of default related to Southern Union’s bankruptcy, insolvency or reorganization, the holders of not less than a majority in principal amount of all debt securities may), waive any past default under the indenture with respect to such series and its consequences, except a default:

•
in the payment of the principal of (or premium, if any) or interest on or additional amounts payable in respect of any debt security of such series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the trustee; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or Waiver

We and the trustees generally may modify and amend the indentures with the consent of the holders of not less than a majority in principal amount of all outstanding indenture securities or any series that is affected by such modification or amendment. However, the consent of the holder of each outstanding debt security of a series is required in order to undertake the following actions:

•	change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;

•	reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

•	change our obligation to pay additional amounts in respect of any debt security of such series;

•	reduce the amount of principal of a debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that debt security;

•	adversely affect any right of repayment at the option of the holder of any debt security of such series;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;

•
impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities of such series or any redemption date or repayment date for such debt securities;

•
reduce the percentage in principal amount of outstanding debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below; or

•
modify the requirements for waiver of past default or modify any of the above requirements, except to increase any percentage required or to provide that other provisions of the indenture that affect such series cannot be modified or waived without the consent of the holder of each outstanding debt security of such series.

We and the trustees may modify and amend the indentures without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to us as obligor under an indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•
to change or eliminate any provisions of the indentures but only if any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to secure any series of debt securities;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indentures by more than one trustee;

•
to change the indentures with respect to the authentication and delivery of additional series of debt securities, in order to cure any ambiguity, defect or inconsistency in the indentures, but only if such action does not adversely affect the interest of holders of debt securities of any series in any material respect; and

•
to supplement any of the provisions of the indenture to permit or facilitate satisfaction and discharge or defeasance of any series, but only if any such action does not adversely affect the interests of holders of that series or any other series in any material respect.

The indentures contain provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least ten percent in principal amount of the debt securities of such series outstanding. In any case, notice must be given as provided in the indentures. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indentures at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. If, however, any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indentures expressly provide may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more additional series, then:

•	there will be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indentures.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Financial Information

While the debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if we stop being subject to those sections, and we will also provide to all holders and file with the trustee copies of such reports and documents within 15 days after filing them with the SEC or, if our filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after we would have been required to file such reports and documents if permitted, in each case at our cost.

Terms Described in the Indentures

“Attributable Debt” means, with respect to a lease under which any entity is liable for a term of more than 12 months, the total net amount of rent required to be paid by the entity under such lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of the rent to the date that the Attributable Debt is being determined at a rate equal to the weighted average of the interest rates borne by the outstanding debt securities, compounded monthly. The net amount of rent required to be paid under any lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding any amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount of rent will include the lesser of:

•	the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, and

•	the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

    “Consolidated Net Tangible Assets” means the total amount of our assets and those of our consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting the following:

•
all current liabilities (excluding any current liabilities that are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount of the Consolidated Net Tangible Assets is being computed); and

•
all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

Payment, Registration and Transfer

Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by checks to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

The debt securities may be issued as registered securities or bearer securities. Registered securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securities. A bearer security is any debt security other than a registered security. Registered securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. If (but only if) provided for in any prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable on such date on the registered security issued in exchange for such bearer security but will be payable only to the holder of such coupon when due, in accordance with the terms of the indenture. Unless otherwise specified in any prospectus supplement, bearer securities will not be issued in exchange for registered securities.

In the event of any redemption of debt securities, we will not be required to take any of the following actions:

•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if debt securities of the series are issuable only as registered securities, (b) the day of mailing of the relevant notice of redemption if the debt securities of the series are also issuable as registered securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the debt securities are issuable as bearer securities;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•
exchange any bearer security selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that simultaneously is surrendered for redemption; or

•	issue, register the transfer of or exchange any debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Subordination

Unless indicated differently in a prospectus supplement, Southern Union’s subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Southern Union’s senior debt. This means that, upon:

(a) any distribution of the assets of Southern Union upon its dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings;

(b) acceleration of the maturity of the subordinated debt securities;

(c) a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

(d)	acceleration of the maturity of any senior debt as a result of a default, the holders of all of Southern Union’s senior debt will be entitled to receive:

•	in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt;
                            •  and in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

“Senior debt” means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed:

•
indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union’s mortgage bonds;

•	capital lease obligations of Southern Union;

•
obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	obligations of Southern Union with respect to letters of credit, banker’s acceptances, security purchase facilities or similar credit transitions; and

•	all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

Due to the subordination, if assets of Southern Union are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture.

    The subordinated debt securities and the subordinated indenture do not limit Southern Union’s ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities. Southern Union expects that it will incur substantial additional amounts of indebtedness in the future.

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Southern Union will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the company issuing the debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that such series of debt securities are redeemed.

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereunder.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

General

Unless indicated differently in a prospectus supplement, this section describes the terms of Southern Union’s common stock and preferred stock. The following description of Southern Union’s common stock and preferred stock is only a summary. The descriptions of Southern Union’s common stock and preferred stock are qualified in their entirety by reference to Southern Union’s certificate of incorporation and bylaws. Keep in mind that it is Southern Union’s certificate of incorporation and bylaws, along with the Delaware General Corporation Law (the “DGCL”), that will define your rights as a holder of Southern Union’s common stock or preferred stock. Therefore, you should read carefully the more detailed provisions of Southern Union’s certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Southern Union’s authorized capital stock consists of (1) 200,000,000 shares of common stock, par value $1 per share, and (2) 6,000,000 shares of preferred stock, no par value. As of September 30, 2006, 119,564,073.497 shares of our common stock and 920,000 shares of our preferred stock were issued and outstanding. No other classes of capital stock currently are authorized under our certificate of incorporation. All issued and outstanding shares of our common stock and preferred stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

The holders of our common stock are entitled to receive dividends as and when declared by the Southern Union board out of funds legally available for such payment, subject to any preferential dividend rights of holders of outstanding shares of our preferred stock.

Subject to any preferential rights of holders of outstanding shares of our preferred stock, upon liquidation, dissolution or winding up of Southern Union, the holders of our common stock are entitled to receive ratably the net assets of Southern Union available after the payment of all debts and other liabilities.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights.

The registrar and transfer agent for the Southern Union common stock is Computershare.

Other Considerations Relating to Southern Union Common Stock

As a natural gas utility operating in Massachusetts, Southern Union is subject to the provisions of Chapter 164 of the Massachusetts General Law (the “MGL”), which governs the rates and terms of service provided by gas and electric utilities operating in Massachusetts. Southern Union is exempt from the provisions of the Massachusetts business law (Chapter 156B), except to the extent that any of its provisions are incorporated into Chapter 164 of the MGL. Chapter 164 incorporates only minor aspects of the corporate governance provisions of Chapter 156B. Except for a limited exception discussed below, there are no material differences between those provisions and the corresponding provisions of the DGCL.

With respect to Southern Union, the single material difference between the provisions of Chapter 164 of the MGL and the DGCL pertains to the requirements of stockholder approval in the limited circumstance where there is a merger involving Southern Union and another gas utility operating in Massachusetts. This type of transaction would require approval by the Massachusetts Department of Telecommunications and Energy. The applicable provision of Chapter 164 also would require that such a merger be approved by the vote of the holders of two-thirds of the Company’s common stock. In contrast, the DGCL would require that such a merger be approved by the vote of the holders of a majority of the Company’s common stock.

Preferred Stock

Southern Union, by resolution of the Southern Union board and without any further vote or action by the holders of Southern Union common stock, has the authority, subject to certain limitations, to issue up to an aggregate of 6,000,000 shares of preferred stock in one or more classes or series, and to determine the designation and the number of shares of any class or series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. As of September 30, 2006, 920,000 shares of our preferred stock were issued and outstanding.

Prior to the issuance of shares of each series of our preferred stock, Southern Union’s board must adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware with respect to such series of preferred stock, both of which we will make publicly available in a filing we will make with the SEC with respect to any offering of preferred stock. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the number of shares constituting that series and the distinctive designation of each such series;

•
the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

•	whether each series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

•
whether each series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our board shall determine;

•
whether or not the shares of each series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case or redemption, which amount may vary under different conditions and at different redemption dates;

•	whether each series shall have a sinking fund for the redemption or purchase of shares of each such series, and if so, the terms and amount of such sinking fund;

•
the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of Southern Union, and the relative rights of priority, if any, of payment of shares of each series; and

•	any other relative rights, preferences and limitations of each series.

    All shares of our preferred stock, when issued, will be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of Southern Union preferred stock being offered:

•	the number of shares of Southern Union preferred stock offered, the liquidation preference per share and the offering price of the Southern Union preferred stock;

•	the procedures for any auction and remarketing, if any, for the Southern Union preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the Southern Union preferred stock.

Rank

Our preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to our preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with our preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

DESCRIPTION OF WARRANTS

General

This section describes the general terms of the warrants that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be made publicly available in a filing we will make with the SEC with respect to any offering of warrants.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

We also may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

AND SECURITIES PURCHASE UNITS

General

This section describes the general terms of the securities purchase contracts and securities purchase units that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either:

•	our senior debt securities or subordinated debt securities, or

•	the debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The stock purchase contract will be made publicly available in a filing that we will make with the SEC with respect to any issuance of stock purchase contracts or stock purchase units.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and, as security for the holder’s obligations to purchase the securities under the debt purchase contracts, either:

•	our senior debt securities or subordinated debt securities, or

•	the debt obligations of third parties, including U.S. Treasury securities.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and, if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued, all will be made publicly available in a filing we will make with the SEC with respect to any issuance of debt purchase contracts and debt purchase units.

DESCRIPTION OF DEPOSITARY SHARES

General

This section describes the general terms of the depositary shares that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update or change the terms and conditions of the depositary shares as described in this prospectus.

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. If we elect to do so, depositary receipts evidencing depositary shares will be issued to the public. The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary are required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

Southern Union and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement, or otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continue to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

Southern Union may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;

•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

Each series of subordinated debt securities will be issued under the subordinated indenture, as supplemented by a supplemental indenture for such series.  The following is a summary of the material terms and provisions of the subordinated debt securities and the subordinated indenture. It summarizes only those portions of the subordinated debt securities and subordinated indenture that we believe will be most important to your decision to invest in the subordinated debt. You should keep in mind, however, that it is the subordinated indenture, and not this summary, that defines your rights. There may be other provisions in the subordinated indenture that are not described in this summary, which also are important to you. You should read the subordinated indenture itself for a full description of its terms. Both the subordinated indenture and a form of the supplemental indenture will be made publicly available in a filing we make with the SEC with respect to any offering we make of subordinated debt securities. See “Where You Can Find More Information” for information on how to obtain a copy of the form of the subordinated indenture and form of supplemental indenture.

Each series of subordinated debt securities will be direct, unsecured obligations of Southern Union. The subordinated debt securities will be subordinated to all of Southern Union’s senior debt securities.

The prospectus supplement with respect to the issuance of subordinated securities will include a description of the specific terms of the subordinated debt securities. For a description of the terms of any series of the subordinated debt securities, you should refer to the applicable prospectus supplement.

The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities that Southern Union may issue pursuant to that indenture. The subordinated indenture does not contain any provisions that would limit Southern Union’s ability to incur debt. The subordinated indenture also does not contain any provisions that protect the holders of the subordinated debt securities in the event that Southern Union engages in a highly leveraged transaction or other transaction in connection with a takeover attempt. Such a transaction could result in a decline in the credit rating of the subordinated debt securities.

Under the subordinated indenture, Southern Union has the ability to issue subordinated debt securities with terms different from any debt securities it has already issued, without the consent of the holders of any previously issued series of debt securities.

Denominations

Subordinated debt securities will be issued as registered securities in denominations and multiples thereof, as will be set forth in the applicable prospectus supplement.

Subordination

The subordinated debt securities will be subordinated and junior in right of payment and upon liquidation to the following indebtedness of Southern Union, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

•
indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union’s mortgage bonds;

•	capital lease obligations of Southern Union;

•
obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	obligations of Southern Union with respect to letters of credit, banker’s acceptances, security purchase facilities or similar credit transitions; and

•	all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

Covenants

Under the subordinated indenture, Southern Union will:

•	pay the principal of, and interest and any premium on, the subordinated debt securities when due;

•	maintain a place of payment;

•	deliver a report to the subordinated debt securities trustee at the end of each fiscal year reviewing its obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

The subordinated indenture provides that Southern Union will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of its subsidiaries to convey, transfer or lease, all or substantially all of their properties and assets on a consolidated basis to any other entity, unless Southern Union is the surviving corporation or:

•	such other entity assumes by supplemental indenture all of Southern Union’s obligations under the indenture and the subordinated debt securities;

•	no default or event of default is existing immediately after the transaction;

•
the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and

•	certain other conditions are met.

Liens

Pursuant to the indenture, Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by Southern Union or any of its subsidiaries, and Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called “restricted securities”), unless:

•
in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the subordinated debt securities; or

•
in the case of liens securing new debt that is ranked equally with the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such subordinated debt securities may be junior to any lien on Southern Union’s accounts receivable, inventory and related contract rights securing debt under Southern Union’s revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

(1) any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

(2) liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

(3) liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost (subject to certain limitations);

(4) liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

(5) liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

(6) liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20 percent of Consolidated Net Tangible Assets (as defined under “Terms Described in the Indenture” below);

(7) liens that secure debt owing by a subsidiary to Southern Union or to another subsidiary;

(8) liens that secure senior indebtedness owing or any part thereof; and

(9) any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

(a)
such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

(b)	in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

If Southern Union gives a guarantee that is secured by a lien on any property or assets or restricted securities, or creates a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that Southern Union has created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Election to Defer Payments of Interest

Southern Union has the right, at any time during the term of subordinated debt securities, to defer payment of interest by extending the interest payment period of the subordinated debt securities. If Southern Union has given notice of its election to defer payments or interest on subordinated debt securities issued to a trust or a related subordinated debt securities trustee by extending the interest payment period as provided in the indenture, then:

(1)
Southern Union will not, and will cause any subsidiary that is its wholly-owned subsidiary not to, declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of Southern Union’s capital stock or the capital stock of any such subsidiary; and

(2)
Southern Union will not make any payment of interest, principal or premium, on or repay, repurchase or redeem any subordinated debt securities issued by Southern Union that rank equally with or junior to such subordinated debt securities.

The restriction in paragraph (1) above does not apply to any stock dividends paid by Southern Union, or any of its subsidiaries, where the dividend stock is the same as the stock on which the dividend is being paid.

Events of Default

The subordinated indenture provides that any one of the following events is an event of default:

•	failure to pay any interest due on any subordinated debt security for thirty days;

•	failure to pay the principal of, or any premium on, any subordinated debt security when due, whether at maturity, upon redemption, by declaration or otherwise;

•	failure to make any sinking fund payment (if applicable);

•
failure to perform any other covenant or agreement in the indenture, which continues for 60 days after written notice is given to Southern Union by the subordinated debt securities trustee or the holders of at least 25 percent of the outstanding subordinated debt securities of that series;

•
failure to pay principal of, or premium on, any indebtedness of Southern Union or any of its subsidiaries in excess of ten percent of Southern Union’s consolidated net worth (the sum of stockholder’s equity, preferred stock and minority interests), provided that (i) the indebtedness has already become due and payable at its stated maturity or (ii) the failure results in the acceleration of the maturity of the indebtedness;

•	certain events in any bankruptcy, insolvency or reorganization of Southern Union or its assets; or

•	any other event of default listed in the supplemental indenture for a series of subordinated debt securities.

Southern Union is required to file annually with the subordinated debt securities trustee an officer’s certificate as to its compliance with all conditions and covenants under the indenture. The indenture permits the subordinated debt securities trustee to withhold notice to the holders of subordinated debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, such subordinated debt securities, or the payment of any sinking fund installment with respect to such securities if the subordinated debt securities trustee considers it in the interest of the holders of subordinated debt securities to do so.

If an event of default, other than certain events with respect to Southern Union’s bankruptcy, insolvency and reorganization, or the dissolution, winding-up or termination of the applicable trust, occurs and is continuing with respect to the subordinated debt securities, the subordinated debt securities trustee or the holders of at least 25 percent in principal amount of the outstanding subordinated debt securities of that series may declare the outstanding subordinated debt securities of that series due and payable immediately. If Southern Union’s bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, causes an event of default for subordinated debt securities of a particular series, then the principal of all the outstanding subordinated debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the subordinated debt securities trustee or any holder.

If an event of default with respect to a particular series of subordinated debt securities occurs and is continuing, the subordinated debt securities trustee will be under no obligation to exercise any of its rights or powers under the subordinated debt securities indenture at the request or direction of any of the holders of subordinated debt securities of such series (other than certain duties listed in the indenture), unless such holders offer to the subordinated debt securities trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the subordinated debt securities trustee to comply with the holders’ request. If they provide this indemnity to the subordinated debt securities trustee, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt securities trustee under the indenture, or exercising any trust or power given to the subordinated debt securities trustee with respect to the subordinated debt securities of that series. The subordinated debt securities trustee may refuse to follow directions in conflict with law or the indenture that may subject the subordinated debt securities trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

The holders of not less than a majority in principal amount of any series of the outstanding subordinated debt securities may, on behalf of the holders of all the subordinated debt securities of such series waive any past default under the indenture with respect to such series and its consequences (other than defaults resulting from Southern Union’s bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, which may be waived by the holders of not less than a majority in principal amount of all securities outstanding under the indenture), except a default:

•
in the payment of the principal of (or premium, if any) or interest on or additional amounts payable in respect of any subordinated debt security of any series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any subordinated debt securities premium has been deposited with the subordinated debt securities trustee; or

•
in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected by the modification or amendment.

Modification or Waiver

Southern Union and the subordinated debt securities trustee may modify and amend the subordinated indenture with the consent of the holders of not less than a majority in principal amount of all outstanding subordinated debt securities or any series of subordinated debt securities that is affected by such modification or amendment. The consent of the holder of each outstanding subordinated debt security of a series is required in order to:

•	change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on, any subordinated debt security of such series;

•	reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

•	change Southern Union’s obligation to pay additional amounts in respect of any subordinated debt security of such series;

•
reduce the amount of principal of a subordinated debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that subordinated debt security;

•	adversely affect any right of repayment at the option of the holder of any subordinated debt security of such series;

•	change the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security of such series;

•
impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the subordinated debt security or any redemption date or repayment date for the subordinated debt security;

•
reduce the percentage in principal amount of outstanding subordinated debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the subordinated indenture or reduce the requirements for voting or quorum described below; or

•
modify the requirements for waiver of past default or modify any of the above requirements, except to increase any percentage required or to provide that other provisions of the indenture that affect such series cannot be modified or waived without the consent of the holder of each outstanding debt security of such series.

Southern Union and the subordinated debt securities trustee may modify and amend the subordinated indenture without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to Southern Union as obligor under the subordinated indenture;

•	to add to Southern Union’s covenants for the benefit of the holders of all or any series of subordinated debt securities;

•	to add events of default for the benefit of the holders of all or any series of subordinated debt securities;

•	to add or change any provisions of the subordinated indenture to facilitate the issuance of bearer securities;

•
to change or eliminate any provisions of the subordinated indenture but only if any such change or elimination will become effective only when there are no outstanding subordinated debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

•	to establish the form or terms of subordinated debt securities of any other series;

•	secure the subordinated debt securities;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the subordinated indenture by more than one trustee; or

•
to change the subordinated indenture with respect to the authentication and delivery of additional series of subordinated debt securities, in order to cure any ambiguity, defect or inconsistency in the subordinated indenture, but only if such action does not adversely affect the interest of holders of subordinated debt securities of any series in any material respect.

The subordinated indenture contains provisions for convening meetings of the holders of subordinated debt securities of a series if subordinated debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the subordinated debt securities trustee, by Southern Union or by the holders of at least ten percent in principal amount of the subordinated debt securities of such series outstanding. In any case, notice must be given as provided in the indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the subordinated debt securities of that series, except for any consent that must be given by the holder of each subordinated debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the subordinated indenture at any duly held meeting of holders of subordinated debt securities of that series will be binding on all holders of the subordinated debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the subordinated debt securities of a series outstanding, unless a specified percentage in principal amount of the subordinated debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series will constitute a quorum. If, however, any action is to be taken at a meeting of holders of subordinated debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding subordinated debt securities affected, or of the holders of such series of subordinated debt securities and one or more additional series, then:

•	there will be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding subordinated debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the subordinated indenture.

Defeasance and Covenant Defeasance

Southern Union may elect either (i) to defease and be discharged from any and all obligations with respect to the subordinated debt securities (except as otherwise provided in the subordinated indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants that are described in the subordinated indenture (“covenant defeasance”), upon the deposit with the subordinated debt securities trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal, premium, if any, and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the subordinated debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Southern Union must deliver to the subordinated debt securities trustee an opinion of counsel to the effect that the holders of the subordinated debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable prospectus supplement.

Southern Union may exercise its defeasance option with respect to the subordinated debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Southern Union exercises its defeasance option, payment of the subordinated debt securities of such series may not be accelerated because of an event of default. If Southern Union exercises its covenant defeasance option, payment of the subordinated debt securities of such series may not be accelerated by reference to any covenant from which Southern Union is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Financial Information

While any of the subordinated debt securities are outstanding, Southern Union will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if Southern Union stops being subject to those sections, and Southern Union will also provide to all holders and file with the trustees copies of such reports and documents within 15 days after filing them with the SEC or, if its filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after Southern Union would have been required to file such reports and documents if permitted, in each case at Southern Union’s cost.

Payment, Registration and Transfer

Unless Southern Union specifies otherwise in a prospectus supplement, it will pay principal, interest and any premium on the subordinated debt securities, and they may be surrendered for payment or transferred, at the offices of the subordinated debt securities trustee. Southern Union will make payment on registered subordinated debt securities by checks mailed to the persons in whose names the subordinated debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the subordinated indenture or any prospectus supplement. If Southern Union makes subordinated debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

Southern Union will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered subordinated debt securities, without the payment of any service charge except for any tax or governmental charge.

In the event of any redemption of subordinated debt securities, Southern Union will not be required to:

•
issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if subordinated debt securities of the series are issuable only as registered subordinated debt securities, (b) the day of mailing of the relevant notice of redemption if the subordinated debt securities of the series are also issuable as registered subordinated debt securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the subordinated debt securities are issuable as bearer securities;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	issue, register the transfer of or exchange any subordinated debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Governing Law

The subordinated debt securities and the subordinated indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereunder.

Information Concerning the Subordinated Debt Securities Trustee

Prior to the occurrence of a default with respect to the subordinated indenture and after the curing or waiving of all events of default with respect to the subordinated indenture, the subordinated debt securities trustee undertakes to perform only those duties as are specifically set forth in the subordinated indenture. In case an event of default has occurred and has not been cured or waived, the trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the subordinated debt securities trustee is under no obligation to exercise any of the powers vested in it by the subordinated indenture at the request of any holder of subordinated debt securities unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

    Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the subordinated debt securities trustee.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under the subordinated indenture to one of our direct or indirect wholly-owned subsidiaries. In the event of such an assignment, we will remain liable for all of its obligations. The subordinated indenture otherwise will be binding upon and exist for the benefit of the parties to the subordinated debt securities indenture and their successors and assigns. The subordinated indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a supplemental prospectus, when we issue the debt securities, warrants, common stock, preferred stock, stock purchase contracts, stock purchase units or depositary shares (the “securities”) the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised each of the issuing companies that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System; and

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through whom they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

    To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. The company issuing the securities will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency, with respect to the applicable indenture, will initially be the office of the trustee which is currently located at 10 Wall Street, Suite 1600, New York, New York 10005, in the case of U.S. Bank Trust National Association, and 101 Barclay Street, Floor 21, New York, New York 10286, in the case of The Bank of New York, Trust Company, N.A.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC’s procedures.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, the company issuing such securities will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, the company issuing the securities will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time. Neither the company issuing the securities nor the applicable trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if DTC notifies the company issuing such securities that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; the company issuing such securities determines, in its sole discretion, not to have such securities represented by one or more global securities; or an Event of Default under the applicable indenture has occurred and is continuing with respect to such series of securities, the company issuing such securities will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. We expect that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•  to purchasers directly;

•  to underwriters for public offering and sale by them;

•  through agents;

•  through dealers; or

•  through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•  a fixed price or prices, which may be changed;

•  market prices prevailing at the time of sale;

•  prices related to such prevailing market prices; or

•  negotiated prices.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Direct Sales

We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery of Securities Purchase Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price by means of delayed delivery of our securities purchase contracts. Such delayed delivery contracts will provide for payment for, and delivery of, the underlying security on future dates.

•
If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and we will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

General Information

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

Fleischman and Walsh, L.L.P., Washington, D.C., has rendered an opinion as to the validity of the securities offered hereby. Attorneys in that firm beneficially own shares of our stock that, in the aggregate, represent less than one percent of the shares of our outstanding stock.

EXPERTS

The financial statements incorporated in this Registration Statement by reference to Southern Union Company's Current Report on Form 8-K dated July 17, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Southern Union Company for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of CCE Holdings, LLC and the financial statements of Citrus Corp. incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Southern Union Company for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Southern Union Gas Services, Ltd. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Southern Union Gas Energy, Ltd. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Filing Fee............. $
*Printing and Engraving Fees.......................……………. $ 10,000
Legal Fees and Expenses................……………................ $ 50,000
Miscellaneous............................………………….............. $  5,000

   Total.................................………………………...............$  65,000

____________________
* An unutilized filing fee of $27,850.24 previously paid in connection with Registration Statement No. 333-113757 filed on March 19, 2004 is being applied to the fee payable pursuant to this Registration Statement pursuant to Rule 457(p) of the Securities Act. The payment of any additional filing fee is deferred pursuant to Rules 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers.

 Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article Twelfth of our certificate of incorporation provides as follows:

TWELFTH: To the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Article XI of our bylaws provides as follows:

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company. Subject to Section 3 of this Article XI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 3 of this Article XI, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article XI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article XI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons authorized by the Board to act on the matter on behalf of the Company. To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article XI, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other Company or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article XI, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article XI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article XI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article XI.

Section 7. Nonexclusitivity of Indemnification. The indemnification provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article XI shall be made to the fullest extent permitted by law. The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article XI but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 8. Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Company shall undertake its best efforts to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XI. Such insurance shall be in such coverage amounts, and on such terms, as from time to time approved by a majority of the directors.

Section 9. Certain Definitions. For purposes of this Article XI, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent company, or is or was a director or officer of such constituent company serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article XI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article XI.

Section 10. Survival of Indemnification. The rights to indemnification conferred by this Article XI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

Section 12. Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification to employees and agents of the Company similar to those conferred in this Article XI to directors and officers of the Company.

Section 13. Effect of Amendment or Repeal. Neither any amendment or repeal of any Section of this Article XI, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article XI, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article XI existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article XI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article XI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

We have purchased liability insurance policies covering our directors and officers to provide protection where we cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

Item 16. Exhibits.

Exhibit No.  Description

1.1 Form of Underwriting Agreement for debt securities.*
1.2 Form of Underwriting Agreement for common stock.*
1.3 Form of Underwriting Agreement for preferred stock.*
1.4 Form of Underwriting Agreement for warrants.*
1.5 Form of Underwriting Agreement for securities purchase contracts.*
1.6 Form of Underwriting Agreement for securities purchase units.*
1.7 Form of Underwriting Agreement for depositary shares.*
3.1  Amended and Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
3.2 Amended and Restated Bylaws of the Registrant. Filed as Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
4.1
Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank (as successor to the Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4.1 to Southern Union’s Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)

4.2
Supplemental Indenture No. 1 to Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank, dated as of June 11, 2003. (Filed as Exhibit 4.5 to Southern Union’s Current Report on Form 8-K/ dated June 20, 2003 and incorporated herein by reference.)

4.3
Supplemental Indenture No. 2 to Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank, dated as of February 11, 2005. (Filed as Exhibit 4.4 to Southern Union’s Report on Form 8-A/A dated February 22, 2005 and incorporated herein by reference.)

4.4	Subordinated Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4-G to Southern Union’s Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
4.5	Form of Senior Debt Security.*
4.6	Form of Subordinated Debt Security.*
4.7	Form of Warrant Agreement.*
4.8	Form of Warrant Certificate.*
4.9	Form of Deposit Agreement.*
4.10	Form of Depositary Receipt.*
4.11	Form of Purchase Contract.*
4.12	Form of Purchase Unit.*
5.1	Opinion of Fleischman and Walsh, L.L.P., including the consent of such firm.
8.1	Opinion of special tax counsel to Southern Union Company as to certain federal income taxation matters, including the consent of such firm.*
12.1	Computation of Ratio of Earnings to Fixed Charges of Southern Union Company.
23.1	Consent of PricewaterhouseCoopers LLP
23.2 Consent of PricewaterhouseCoopers LLP
23.3  Consent of PricewaterhouseCoopers LLP
23.4 Consent of KPMG LLP
23.5 Consent of KPMG LLP
23.6 Consent of Fleischman and Walsh, L.L.P. (contained in the opinion of counsel filed as Exhibit 5.1).
23.7 Consent of special tax counsel to Southern Union Company (will be contained in the opinion of counsel filed as Exhibit 8.1).*
24.1	Power of Attorney.
25.1
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JP Morgan Chase Bank, as Trustee under the Senior Debt Securities Indenture (previously filed as Exhibit 25 to Southern Union’s Registration Statement on Form S-3 (No. 033-51461) Amendment No. 1 and incorporated herein by reference).

25.2
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JP Morgan Chase Bank, as Trustee under the Subordinated Debt Securities Indenture (previously filed as Exhibit 25.1 to Southern Union’s Registration Statement on Form S-3 (No. 333-102388) Amendment No. 1 and incorporated herein by reference).

__________
*	To be filed by amendment or by Issuer as part of a current report on Form 8-K.

Item 17. Undertakings.

(a) Each undersigned Registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of any of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southern Union Company certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 13, 2006.

SOUTHERN UNION COMPANY

/s/ George L. Lindemann    Chairman of the Board, President and
George L. Lindemann               Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 13, 2006.

               Signature/Name  Title

    /s/ George L. Lindemann        Chairman of the Board, President and
    George L. Lindemann                                        Chief Executive Officer
                                                                                  (Principal Executive Officer)

    /s/ Julie H. Edwards                                           Senior Vice President and Chief Financial Officer
    Julie H. Edwards                                                 (Principal Financial Officer)

    /s/ George E. Aldrich                                        Vice President and Controller
    George E. Aldrich                                              (Chief Accounting Officer)

    /s/ David Brodsky          Director
   David Brodsky

   /s/ Frank W. Denius                                  Director
  Frank W. Denius

  /s/ Kurt A. Gitter, M.D.                                      Director
  Kurt A. Gitter, M.D.

/s/ Herbert H. Jacobi                                            Director
Herbert H. Jacobi

/s/ Adam M. Lindemann                                     Director
Adam M. Lindemann

/s/ Thomas N. McCarter, III                               Director
Thomas N. McCarter, III

/s/ George Rountree, III                                     Director
George Rountree, III

/s/ Allan Scherer                                                Director
Allan Scherer

*By: /s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
        Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.  Description

1.1 Form of Underwriting Agreement for debt securities.*
1.2 Form of Underwriting Agreement for common stock.*
1.3 Form of Underwriting Agreement for preferred stock.*
1.4 Form of Underwriting Agreement for warrants.*
1.5 Form of Underwriting Agreement for securities purchase contracts.*
1.6 Form of Underwriting Agreement for securities purchase units.*
1.7 Form of Underwriting Agreement for depositary shares.*
3.1  Amended and Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
3.2 Amended and Restated Bylaws of the Registrant. Filed as Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
4.1 Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank (as successor to the Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4.1 to Southern Union’s Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)
4.2 Supplemental Indenture No. 1 to Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank, dated as of June 11, 2003. (Filed as Exhibit 4.5 to Southern Union’s Current Report on Form 8-K/ dated June 20, 2003 and incorporated herein by reference.)
4.3 Supplemental Indenture No. 2 to Senior Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank, dated as of February 11, 2005. (Filed as Exhibit 4.4 to Southern Union’s Report on Form 8-A/A dated February 22, 2005 and incorporated herein by reference.)
4.4 Subordinated Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4-G to Southern Union’s Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
4.5 Form of Senior Debt Security.*
4.6  Form of Subordinated Debt Security.*
4.7 Form of Warrant Agreement.*
4.8 Form of Warrant Certificate.*
4.9 Form of Deposit Agreement.*
4.10 Form of Depositary Receipt.*
4.11 Form of Purchase Contract.*
4.12 Form of Purchase Unit.*
5.1 Opinion of Fleischman and Walsh, L.L.P., including the consent of such firm.
8.1 Opinion of special tax counsel to Southern Union Company as to certain federal income taxation matters, including the consent of such firm.*
12.1 Computation of Ratio of Earnings to Fixed Charges of Southern Union Company.
23.1 Consent of PricewaterhouseCoopers LLP
23.2 Consent of PricewaterhouseCoopers LLP
23.3  Consent of PricewaterhouseCoopers LLP
23.4 Consent of KPMG LLP
23.5 Consent of KPMG LLP
23.6 Consent of Fleischman and Walsh, L.L.P. (contained in the opinion of counsel filed as Exhibit 5.1).
23.7 Consent of special tax counsel to Southern Union Company (will be contained in the opinion of counsel filed as Exhibit 8.1).*
24.1 Power of Attorney.
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JP Morgan Chase Bank, as Trustee under the Senior Debt Securities Indenture (previously filed as Exhibit 25 to Southern Union’s Registration Statement on Form S-3 (No. 033-51461) Amendment No. 1 and incorporated herein by reference).
25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JP Morgan Chase Bank, as Trustee under the Subordinated Debt Securities Indenture (previously filed as Exhibit 25.1 to Southern Union’s Registration Statement on Form S-3 (No. 333-102388) Amendment No. 1 and incorporated herein by reference).
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*  To be filed by amendment or by Issuer as part of a current report on Form 8-K.